Exhibit 99.1

March 20, 2019

Triton Pacific and Prospect Capital Announce Shareholder Approval of Merger Between Triton Pacific Investment Corporation and Pathway Capital Opportunity Fund to Create TP Flexible Income Fund

Triton Pacific Investment Corporation, Inc. (“TPIC”) and Pathway Capital Opportunity Fund, Inc. (“PWAY”) announced today that the shareholders of each of TPIC and PWAY at separate shareholder meetings held on March 15, 2019, overwhelmingly approved, among other matters, the merger between TPIC and PWAY to create TP Flexible Income Fund, Inc. (the “Fund”). The Boards of Directors of both TPIC and PWAY previously approved the merger, including the merger agreement.

At the TPIC shareholder meeting, 96.2% of votes cast voted in favor of the merger. At the PWAY shareholder meeting, 96.0% of votes cast voted in favor of the merger. Each meeting was attended, either in person or by proxy, by a quorum for shareholders of record as of February 12, 2019.

The merger is expected to close on or about March 27, 2019.

Under the terms of the merger agreement, PWAY shareholders will receive a number of TPIC shares with a net asset value equal to the net asset value of the PWAY shares they hold, as determined shortly before closing of the merger. Following completion of the merger, TPIC will be the combined surviving company and will be renamed TP Flexible Income Fund, Inc. The Fund will be a publicly registered and offered non-traded business development company with external management provided by Prospect Flexible Income Management, LLC, which is jointly owned by Prospect Capital Management and Triton Pacific.

The Fund’s investments are expected to consist primarily of syndicated senior secured first lien loans, syndicated senior secured second lien loans, and to a lesser extent, subordinated debt, and up to 30% of its investments is expected to consist of other securities, including private equity (both common and preferred), dividend-paying equity, royalties, and the equity and junior debt tranches of pools of broadly syndicated loans known as collateralized loan obligations.

Triton Pacific Securities, LLC, founded in 2005 and registered in all 52 states and territories, will continue to act as the dealer manager for the registered offering of the Fund’s common shares upon consummation of the transaction.

About Prospect Capital Management

Prospect Capital Management L.P. (“PCM”) is an SEC-registered investment adviser that, along with its predecessors and affiliates, has a 30-year history of investing in and managing high-yielding debt and equity investments using both private partnerships and publicly traded closed-end structures. PCM and its affiliates employ a team of approximately 100 professionals who focus on credit-oriented investments yielding attractive current income. PCM has $6.4 billion of assets under management as of December 31, 2018.

About Triton Pacific

Triton Pacific Investment Corporation, Inc. is a publicly registered non-traded business development company focused on both private equity and debt related investments. Triton Pacific Capital Partners, founded in 2001, is a Private Equity firm which has sponsored 50+ Private Equity partnerships totaling $1 billion in assets and offerings. Triton Pacific Capital Partners offers a unique investment approach for retail investors by providing access to income-producing Private Equity to both accredited and non-accredited investors.

Additional Information
Past performance is not indicative of future performance. Our distributions may exceed our earnings, and therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in higher taxes for you even if your shares are sold at a price below your original investment.

Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of the Fund. Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. Any such statements, other than statements of historical fact, are highly likely to be affected by unknowable future events and conditions, including elements of the future that are or are not under the control of the Fund and that the Fund may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and the Fund undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving TPIC and PWAY. In connection with the proposed business combination, TPIC and PWAY have filed relevant materials with the SEC, including a registration statement on Form N-14, which includes a prospectus of TPIC (the “Prospectus”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. SHAREHOLDERS OF TPIC AND PWAY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TPIC, PWAY, THE BUSINESS COMBINATION TRANSACTION

INVOLVING TPIC AND PWAY. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, www.sec.gov, from TPIC’s website at www.tritonpacificpe.com and PWAY’s website at www.pathwaycapitalfund.com.

Triton Pacific Securities, LLC

Brian Buehler

President & CEO

949-429-8500